Exhibit 10.1(c)

EXECUTION COPY

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”), dated as of January 27, 2010, by and among LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the “Company”), the U.S. Subsidiaries of the Company listed on the signature pages hereto (together with the Company, the “U.S. Borrowers”), the Canadian Subsidiaries of the Company listed on the signature pages hereto (the “Canadian Borrowers” and together with the U.S. Borrowers, the “Borrowers”), the Lenders party to the Loan and Security Agreement referenced below (the “Lenders”) and BANK OF AMERICA, N.A., as Agent (the “Agent”) for the Lenders.

STATEMENT OF PURPOSE

The Borrowers, the Lenders and the Agent are parties to that certain Loan and Security Agreement dated as of March 10, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

The Borrowers have requested that the Agent and the Lenders amend the definition of “Maturity Date” contained in Section 1.1 of the Loan Agreement.

The Agent and the Lenders are willing to amend such provision, subject to the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Loan Agreement.

SECTION 2 Amendment. Subject to and in accordance with the terms and conditions set forth herein, and effective on and after the Effective Date (as defined below), the second sentence of the definition of “Maturity Date” contained in Section 1.1 of the Loan Agreement is hereby amended and replaced as follows:

For purposes of this definition, the Agent and the Required Lenders shall deem the Existing Notes to be adequately reserved if the Company shall have complied with the following (individually or through a combination of the following), from and after February 15, 2010 until the Existing Notes have been paid in full: (a)(i) the Company shall have and maintain on deposit, in commercial deposit accounts or securities accounts at the Agent located in the United States (the “U.S. Control Accounts”), unrestricted cash in Dollars and/or U.S. Cash Equivalents having a term expiry date or a maturity date prior to the maturity date of the Existing Notes (the “U.S. Cash and Cash Equivalents”), in an amount greater than or equal to the amount necessary to fully repay the principal and interest of the Existing Notes as required pursuant to the Existing Indenture (such amount, the “Refinancing Amount”) and (ii) each of such U.S. Control Accounts shall be subject to a control agreement executed by the Company, Bank of America (or one of its affiliates), as the depository bank, custodian or securities intermediary, as applicable, and the Agent, in form and substance acceptable to the Agent; provided that an immediate Event of Default shall be deemed to have occurred if at any time prior to payment in full of the Existing Notes, the amount of U.S. Cash and Cash Equivalents maintained in the U.S. Control Accounts shall at any time be less than the Refinancing Amount or any of such U.S. Control Accounts shall fail to be subject to a control agreement acceptable to the Agent and/or (b) the Agent shall have established U.S. Reserves (in addition to any other U.S. Reserves established pursuant to the terms of this Agreement) in an amount greater than or equal to the Refinancing Amount.

SECTION 3 Waiver of Notices. Agent and the Lenders hereby waive any obligation of the Borrowers to deliver any notice to Agent or any Lender that would otherwise be required to be delivered pursuant to the Loan Documents in connection with this Amendment.

SECTION 4 Effectiveness. This Amendment shall become effective on the date upon which each of the following conditions is satisfied (such date, the “Effective Date”):

(a) This Amendment. The Agent shall have received counterparts of this Amendment duly executed by each of the Borrowers, the Agent and Lenders constituting Required Lenders.

(b) Noteholder Consent/ Amendment. The Borrowers shall have obtained and delivered to Agent any necessary consents, waivers or amendments from the Senior Noteholders required under the Senior Note Indenture, the Intercreditor Agreement or related instruments and documents.

(c) Compliance with Intercreditor Agreement. The Borrowers shall have complied with all of the terms and conditions of the Intercreditor Agreement with respect to the Amendment.

(d) Unrestricted Cash Amount. The Company shall have delivered evidence acceptable to the Agent that the Company has deposited U.S. Cash and Cash Equivalents in the U.S. Control Accounts in an amount not less than the Refinancing Amount.

(e) Control Agreements. The Company shall have delivered to the Agent executed control agreements in form and substance acceptable to the Agent with respect to the U.S. Control Accounts.

(f) Other Documents. The Agent shall have received any other documents or instruments reasonably requested by the Agent in connection with the execution of this Amendment.

SECTION 5 Limited Effect. Except as expressly provided herein, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or a waiver of any Default or Event of Default, (b) to prejudice any right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Loan Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Agent, or any of them, under or with respect to any such documents.

SECTION 6 Representations and Warranties. Each Borrower represents and warrants that (a) it has the corporate power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this

Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Borrower, (d) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (e) each of the representations and warranties made by such Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (f) no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto.

SECTION 7 Acknowledgement and Reaffirmation. By its execution hereof, each Borrower hereby expressly (a) acknowledges and agrees to the terms and conditions of this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Loan Agreement and the other Loan Documents to which it is a party and (c) acknowledges that its respective covenants, representations, warranties and other obligations set forth in the Loan Agreement and the other Loan Documents to which it is a party remain in full force and effect.

SECTION 8 Costs and Expenses. The Borrowers agree to pay in accordance with Section 9.11 of the Loan Agreement all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 9 Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10 Governing Law. The validity, interpretation and enforcement of this Amendment shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

SECTION 11 Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 12 Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, beneficiaries, successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

U.S. BORROWERS:	LOUISIANA-PACIFIC CORPORATION

	By:	/s/ Curtis M. Stevens
	Name:	Curt M. Stevens
	Title:	Executive Vice President, Administration, and Chief Financial Officer

GREENSTONE INDUSTRIES, INC.

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

KETCHIKAN PULP COMPANY

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

LOUISIANA-PACIFIC INTERNATIONAL, INC.

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

LPS CORPORATION

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

CANADIAN BORROWERS:	0859769 B.C. UNLIMITED LIABILITY COMPANY

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Vice President and Treasurer

0859774 B.C. UNLIMITED LIABILITY COMPANY

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Vice President and Treasurer

LOUISIANA-PACIFIC LIMITED PARTNERSHIP
	By:	3047525 Nova Scotia Company, its General Partner

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Vice President and Treasurer

LOUISIANA-PACIFIC CANADA LTD.

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

LOUISIANA-PACIFIC (OSB) LTD.

	By:	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

LOUISIANA-PACIFIC CANADA PULP CO.

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Treasurer

LOUISIANA-PACIFIC CANADA SALES ULC

By:	/s/ Mark G. Tobin
Name:	Mark G. Tobin
Title:	Vice President and Treasurer

AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Agent and Lender

	By:	/s/ Jason Riley
	Name:	Jason Riley
	Title:	Senior Vice President

ROYAL BANK OF CANADA, as Lender

	By:	/s/ Andrew Steuter
	Name:	Andrew Steuter
	Title:	Vice President, Asset Based Lending

	By:	/s/ Robert Kizell
	Name:	Robert Kizell
	Title:	Managing Director, Asset Based Lending